EXHIBIT 21.1

                      SUBSIDIARIES OF ELSINORE CORPORATION
                                 AS OF 12/31/99


                                   STATE OF
                                CORPORATION OR
NAME                             ORGANIZATION       D.B.A.
----                             ------------       ------

ELSINORE CORP.                      NEVADA          ELSINORE CORP.

FOUR QUEENS, INC.                   NEVADA          FOUR QUEENS HOTEL & CASINO

PINNACLE GAMING CORP.               NEVADA          ELSINORE MANUFACTURING CORP.

ELSUB MANAGEMENT CORP.              NEVADA          ELSUB MANAGEMENT CORP.

PALM SPRINGS EAST L.P.              NEVADA          PALM SPRINGS EAST L.P.

OLYMPIA GAMING CORP.                NEVADA          OLYMPIA GAMING CORP.

FOUR QUEENS EXPERIENCE CORP.        NEVADA          FOUR QUEENS EXPERIENCE CORP.

EAGLE GAMING, INC.                  NEVADA          EAGLE GAMING, INC.

ELSINORE TAHOE, INC.                NEVADA          ELSINORE TAHOE, INC.

ELSUB CORPORATION                   NEW JERSEY      ELSUB CORPORATION

ELSINORE OF NEW JERSEY, INC.        NEW JERSEY      ELSINORE OF NEW JERSEY, INC.

ELSINORE OF ATLANTIC CITY,          NEW JERSEY      ELSINORE OF ATLANTIC CITY,
 L.P.                                                L.P.

ELSINORE SHORE ASSOCIATES           NEW JERSEY      ELSINORE SHORE ASSOCIATES

ELSINORE FINANCE COMPANY            NEW JERSEY      ELSINORE FINANCE COMPANY